Report of Independent Accountants

 To the Board of Directors and
 Shareholders of
 Bailard, Biehl & Kaiser Opportunity Fund
 Group, Inc.


 In planning and performing our audit of
 the financial statements Bailard, Biehl
 & Kaiser Cognitive Value Fund,
 Bailard, Biehl & Kaiser Enhanced
 Growth Fund, Bailard, Biehl & Kaiser
 International Equity Fund, and Bailard,
 Biehl & Kaiser Bond Opportunity Fund
 (formerly Bailard, Biehl & Kaiser
 International Bond Fund) (constituting
 Bailard, Biehl & Kaiser Opportunity
 Fund Group, Inc., hereafter referred to
 as the "Funds") for the year ended
 September 30, 2001, we considered its
 internal control, including control
 activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

 The management of the Funds is
 responsible for establishing and
 maintaining internal control.  In
 fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

 Because of inherent limitations in
 internal control, errors or fraud may
 occur and not be detected.  Also,
 projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

 Our consideration of internal control
 would not necessarily disclose all
 matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
 However, we noted no matters involving
 internal control and its operation,
 including controls for safeguarding
 securities, that we consider to be
 material weaknesses as defined above as
 of September 30, 2001.

 This report is intended solely for the
 information and use of the Board of
 Directors, management and the
 Securities and Exchange Commission
 and is not intended to be and should not be used by anyone other than these specified parties.



 PricewaterhouseCoopers LLP
 San Francisco, California
 November 9, 2001